Exhibit 10.12

               Collateralized Nonrecourse Loan Agreement


         THIS COLLATERALIZED NONRECOURSE LOAN AGREEMENT is entered into by Schimatic Cash Transactions Network.com, Inc.(the"Company")and _________________ (the "Borrower"), as of May 3,2001, in consideration of the mutual understandings as described below.

         A Representations.

                  1 The Company desires to provide Borrower funds sufficient to enable Borrower to exercise certain common stock options granted by the Company to Borrower.

                  2 The Borrower has signed the Letter of Option Exercise in the form attached as Annex A and caused that Letter of Option Exercise to be delivered to the Company.

                  3 The Company is incorporated under the laws of the state of Florida, maintains its principal place of business at 740 East 3900 South, Suite 300, Salt Lake City, Utah 84107, and is a corporation in good standing as of the date of this agreement.

                  4 The Company is subject to reporting requirements prescribed by the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933 and its common stock trades publicly. As such, the Company may need to file with the SEC or otherwise make public the existence of this agreement and its terms and conditions.

                  5 The Company and Borrower represent that this agreement is valid, binding, and enforceable on its terms and that all necessary approvals for entering into this agreement have been obtained.


         B        Agreements.

                  1 Through signing the Letter of Option Exercise, Borrower has exercised options for __________ shares of the Company's common stock (the "Option Shares"), with an exercise price of $.128 per share, for a total exercise price of $_______.

                  2 The Company has agreed to lend to Borrower $______, representing the aggregate exercise price for the Option Shares, on the terms and conditions further described below (the "Loan").

                  3 The Loan shall bear no interest and shall be repayable as hereinafter provided, but in any event on before December 31, 2004.

                  4        Collateral for Loan:

                           a On or before May 23, 2001, the Company will instruct the transfer agent for its common stock to issue the Option Shares. Such shares will be deposited with and held by the Company as collateral for repayment of principal or interest pursuant to this agreement. Borrower will sign and deposit with the Company, contemporaneously with the execution of this agreement, a stock power in the form of Annex B authorizing the Company to register transfer of the Option Shares strictly for the purposes of this agreement. From time to time as necessary to effect sales of the Option Shares, Borrower shall execute and deliver additional stock powers.

                           b From time to time until the Loan is repaid, Borrower may request that all or a portion of the Option Shares be sold at public or private sale, as Borrower may designate. In order to effectuate such sale(s), the Company shall deliver the Option Shares to such securities broker-dealer as Borrower may designate against (i) payment of the exercise price therefor to the Company as provided in subparagraph B (6)(c) below, or
                                    (ii) the irrevocable agreement of the
                                    recipient to sell such Option Shares and deliver the proceeds therefrom, net only of usual and customary commissions or mark downs, to the Company and the Borrower in accordance with subparagraph (c) below to be applied against the Loan.

                           c At such time as the full amount of this Loan is repaid, the Company will forthwith deliver the balance of the Option Shares to Borrower along with the stock power.

                           d In the event that the Option Shares or any portion of them remain unsold at the due date of this Loan, the Company, as secured party may execute on such shares in accordance with the Uniform Commercial Code and apply the proceeds from such sale first to the payment of expenses, then to the payment of principal and interest due on the Loan, and then to the payment of the balance to Borrower, all in accordance with the provisions of the Uniform Commercial Code. The Company may then sell the Option Shares or return them to its treasury for cancellation at its election.

                  5        Voting of Option Shares, Stock Dividends or Stock
                           Conversions:

                           a During the period when the Options Shares are held by the Company, the Company shall have full proxy and power to vote the shares in any vote of stockholders.

                           b In the event that there are any stock dividends, such dividends will be forwarded to the Company as additional collateral.

                           c In the event of any cash dividends, such dividends will be used to repay the principal amount of the Loan.

                           d In the event of reorganization of the Company involving the exchange or conversion of the Company's common stock, the Company will perform the exchanges or conversions with respect to any Option Shares that are held as collateral. Any replacement stock or other securities or instruments will continue to be held in the name of Borrower and be subject to the stock power delivered at the signing of this agreement and to the terms of this agreement, including but not limited to sale, use of proceeds, and release of collateral.

                  6        Repayment of the Loan:

                           a The Company and the Borrower agree that the Loan will be repaid solely from proceeds of the sale of the Option Shares.

                           b The Company will cooperate with Borrower to the full extent necessary to permit the Borrower to sell the Option Shares, including depositing the shares with a licensed broker-dealer for settlement of an arranged sale. The Company will cause the proceeds of any sale to be applied as set forth in subparagraph B (6)(c) below.

                           c At such time as Borrower arranges for the sale of all or any portion of the Option Shares, proceeds from such sale will be first used to repay the principal amount of this Loan in an amount equal to the option exercise price per share as set forth in paragraph B (1), with the balance payable to Borrower.

                  7 The Company and the Borrower agree that there shall be no recourse to Borrower or the assets of Borrower for repayment of the Loan, and the Loan is to be repaid solely from proceeds from the sale of the Option Shares.

                  8 The Option Shares are not registered under the Securities Act of 1933 but are being issued in reliance on an exemption from registration under such statute. Borrower acknowledges that, unless such Option Shares are being issued in reliance on Rule 701 promulgated under the Securities Act of 1933, as advised by the Company at the time of exercise, the Option Shares constitute restricted securities within the meaning of that term under Rule 144, the Option Shares must be taken for investment and not with a view toward their distribution, and the certificates representing the Option Shares shall bear a restrictive legend.

                  9 The Company has provided to Borrower and Borrower acknowledges receipt of copies of all reports filed with the SEC or circulated generally to its stockholders, in addition to:

                           a a draft of amendment no. three to its Form 10-SB, dated March 2001, not yet filed with the SEC; and

                           b a copy of Borrower's business plan summary dated April 1, 2001.

         The Company will provide to Borrower all future reports filed with the SEC or generally distributed to its stockholders on a timely basis.

         C        Signatures.

         The parties hereto by their signatures below indicate their acceptance of and agreement to the terms of this agreement.

         Borrower                                     The Company


         By __________________________________        By _______________________
                                                           Jim Williams
                                                           President and CEO

                                                                         Annex A


                            Letter of Option Exercise
                  Schimatic Cash Transactions Network.com, Inc.


Subject: Notice of Election To Exercise Stock Options

I am hereby notifying you of my intention to exercise the following stock options pursuant to the letter of grant by the Board of Directors of Schimatic Cash Transactions Network.com, Inc. dated May 3, 2001.

         Date of Grant        Number of Shares      Exercise Price per Share
      -------------------- ----------------------- --------------------------
                                                             $0.128
      -------------------- ----------------------- --------------------------

The aggregate value of the exercise price of the above options is $__________ and is to be paid from the proceeds of the Collateralized Nonrecourse Loan Agreement I have entered into as of this date.

Upon issuance of the shares from exercise of the above described options (the "Option Shares"), the Option Shares should be mailed directly to the Company to be held as collateral for the Loan agreement.

Please provide all correspondence and materials received pursuant to the Collateralized Nonrecourse Loan Agreement or related to the Option Shares to me at the following address:



                                                 Signed,



                                                 ______________________________
                                                 [name]
                                                 Optionee

                                                                         Annex B

                             Stock Power of Attorney

         The undersigned hereby designates and appoints Schimatic Cash Transactions Network.com, Inc. as his/her attomey-in-fact (i) for the purpose of voting all shares of common stock held pursuant to the Collateralized Nonrecourse Loan Agreement dated May 3,2001 and (ii) authorizing the Company to register transfer of such shares of common stock for the purposes of the Collateralized Nonrecourse Loan Agreement dated May 3, 2001.



                                             ________________________________
                                                    [name]
                                                   Optionee

                            Schedule to Exhibit 10.12

Options have been repriced and exercised under the foregoing as follows:

  Name of Optionee         Date Granted     Number of Shares     Exercise Price
  ----------------         ------------     ----------------     --------------
James A. Williams           May 1, 2001         2,500,000             .128
Joe G. Coykendall           May 1, 2001         1,000,000             .128
Peter J. Bennee             May 1, 2001           600,000             .128
Paul E. Christensen         May 1, 2001           100,000             .128
Richard T. Hauge            May 1, 2001         1,100,000             .128
John D. Hipsley             May 1, 2001           600,000             .128
Philip J. Voelker           May 1, 2001           700,000             .128
Donna M. Kreutz             May 1, 2001           200,000             .128
Sandi Lueck                 May 1, 2001            35,000             .128
Matt Magnum                 May 1, 2001            24,000             .128
Jim McKenna                 May 1, 2001            35,000             .128
Debra Feraco                May 1, 2001            60,000             .128
Janette Goins               May 1, 2001            96,000             .128
                            May 1, 2001             8,333             .128
Elaine Bevon                May 1, 2001            60,000             .128
Rhoda Debes                 May 1, 2001            60,000             .128
Rex Griffiths               May 1, 2001           100,000             .128